UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of TuHURA Biosciences, Inc. (the “Company”) approved an increase to the annual base salaries of James A. Bianco, M.D., Chief Executive Officer, as well as Dan Dearborn, Chief Financial Officer, to $577,101 and $384,453, respectively, with such increase to be effective as of June 6, 2025. In approving the base salary changes for Mr. Bianco and Mr. Dearborn, the Committee considered, among other factors, the compensation practices, trends and data from the Company’s compensation peer group, consisting of comparable companies as identified by the Committee and an independent compensation consultant engaged by the Committee, with the resulting adjustment putting Mr. Bianco’s and Mr. Dearborn’s base salary level at approximately 90% of the 50th percentile of base salary levels for the peer group.

Summary Compensation - Fiscals 2024 and 2023

On February 7, 2024, the Company’s filed a Registration Statement on Form S-4, of which proxy statement/prospectus of the Company was made part, as amended (Registration No. 333-284787) (the “Proxy Statement”). Pursuant to Instruction 1 to Item 402(n)(2)(iv) of Regulation S-K, the Company omitted from the Summary Executive Compensation Table included in the Proxy Statement annual incentive bonuses for its 2024 fiscal year for the individuals who served as the Company’s principal executive officer and principal financial officer (the “Named Executive Officers”), and stated in such Form S-4 that the Company would provide an updated Summary Compensation Table following such determination.

On June 6, 2025, the Committee approved fiscal year 2024 annual incentive bonuses for the Named Executive Officers. In accordance with Item 5.02(f) of Form 8-K, the Company is providing a revised Summary Compensation Table, which includes the actual value of the 2024 annual incentive bonus awards earned by each of the Company’s Named Executive Officers under the heading “Bonus” and revised total compensation figures for fiscal year 2024:

Name and Principal Position	Fiscal year	Salary ($)	Bonus(1)	Stock Awards ($)	Option Awards(2)	All Other Compensation(3)	Total ($)
Dr. James Bianco . . . . . . . . . . . .	2024	463,734	579,668	—	4,900,000	80,000	$6,023,402
Chief Executive Officer . . . . . .	2023	439,834	579,668	—	192,000	83	$1,211,585
Dan Dearborn . . . . . . . . . . . . . . .	2024	339,101	339,101	—	2,200,000	—	$2,878,202
Chief Financial Officer . . .	2023	339,101	254,326	—	42,240	108	$ 635,775
Dennis Yamashita(4) . . . . . . . . . .	2024	320,833	—	—	588,000	—	$ 908,833
Former Chief Scientific
Officer . . . . . . . . . . . . . .	2023	—	—	—	—	—	$ —
Robert Hoffman(5) . . . . . . . . . . . .	2024	717,544	397,669	—	—	1,326,016(6)	$2,441,229
Former President, Chief
Executive Officer and
Interim Chief Financial
Officer . . . . . . . . . . . . . .	2023	589,600	178,380	255,923	160,460	—	$1,184,363

(1) Amounts in this column for 2024 and 2023 represent discretionary annual incentive bonuses earned for performance in fiscal 2024 and 2023, which were paid in 2025 and 2024, respectively.

(2) Amounts in this column represent the aggregate grant date fair value of stock options awarded during 2024 and 2023, computed in accordance with FASB Accounting Standards Codification Topic 718.

(3) Amounts in this column represent life insurance premiums paid by the Company on behalf of Dr. Bianco, Mr.

Dearborn and Mr. Yamashita.

(4) Mr. Yamashita ceased serving as an officer as of December 16, 2024.

(5) Mr. Hoffman, the Company’s former President, Chief Executive Officer and Interim Chief Financial Officer, and TuHURA were parties to a certain Executive Employment Agreement dated November 8, 2021 (the “Hoffman Employment Agreement”). On October 4, 2024, prior to the completion of the

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reverse merger transaction with Kintara Therapeutics, Inc. (the “Kintara Merger”), the Company entered into an amendment to the Hoffman Employment Agreement (the “Hoffman Amendment”), pursuant to which, all outstanding stock options previously granted to Mr. Hoffman vested in full on October 4, 2024 in exchange for Mr. Hoffman agreeing to extend the non-competition restrictions of the Hoffman Employment Agreement for a period of twelve months following the date that his employment terminates. Mr. Hoffman’s employment was terminated on October 18, 2024 in connection with the completion of the Kintara Merger. Mr. Hoffman was appointed to the Board in connection with the completion of the Kintara Merger.

(6) The amounts included in the column above reflect (i) cumulative payment of $1,307,014 in severance payable to Mr. Hoffman pursuant to the Hoffman Employment Agreement and (ii) $19,002 in taxable compensation received upon the vesting and conversion of restricted stock units.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date:	June 12, 2025	By:	/s/ Dan Dearborn
Name: Dan Dearborn Title: Chief Financial Officer

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